As filed with the Securities and Exchange Commission on April 8, 2011
Registration Statement No. 333-171163

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 4
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
T3 MOTION, INC.
(Name of Registrant in Its Charter)

Delaware	3690	20-4987549

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
T3 Motion, Inc.
2990 Airway Avenue, Building A
Costa Mesa, CA 92626
(714) 619-3600
(Address and telephone number of principal executive offices and principal place of business)
Ki Nam,
Chief Executive Officer
T3 Motion, Inc.
2990 Airway Avenue, Building A
Costa Mesa, CA 92626
(714) 619-3600
(Name, address and telephone number of Agent for Service)

Copy to:

Kevin K. Leung, Esq.	Joseph Smith
Ryan S. Hong, Esq.	Robert Charron
LKP Global Law, LLP	Weinstein Smith LLP
1901 Avenue of the Stars, Suite 480	420 Lexington Avenue, Suite 2620
Los Angeles, California 90067	New York, NY 10170
Tel (424) 239-1890	Tel: (212) 616-3007
Fax (424) 239-1882	Fax: (212) 401-4741

Approximate date of commencement of proposed sale to the public:  As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Share	Offering Price(1)	Fee
Units, each consisting of one share of Common Stock, $0.001 par value, and one Class H Warrant and one Class I Warrant(2)	3,285,714	$3.50	$11,500,000	$1,335.15	(3)
Shares of Common Stock included as part of the Units	3,285,714	—	—	—	(4)
Class H Warrants included as part of the Units(5)	3,285,714	—	—	—	(4)
Class I Warrants included as part of the Units(5)	3,285,714	—	—	—	(4)
Shares of Common Stock underlying the Class H Warrants included in the Units(5)	3,285,714	$3.00	$9,857,143	$1,144.42
Shares of Common Stock underlying the Class I Warrants included in the Units(5)	3,285,714	$5.25	$17,250,000	$2,002.73
Representative’s Unit Purchase Option	1	$3.50	$100.00	$0.02
Units underlying the Representative’s Unit Purchase Option (“Underwriters’ Units”)	142,857	$3.85	$550,000	$63.86
Shares of Common Stock included as part of the Underwriters’ Units	142,857	—	—	—	(4)
Class H Warrants included as part of the Underwriters’ Units(5)	142,857	—	—	—	(4)
Shares of Common Stock underlying the Class H Warrants included in the Underwriters’ Units(5)	142,857	$3.00	$428,571	$49.76
Class I Warrants included as part of the Underwriters’ Units(5)	142,857	—	—	—	(4)
Shares of Common Stock underlying the Class I Warrants included in the Underwriters’ Units(5)	142,857	$5.25	$750,000	$87.08
Total			$40,335,814	$4,683.02	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 428,571 Units which may be issued pursuant to the exercise of a 45-day option granted by the registrant to the underwriters to cover over-allotments, if any.

(3)	The Registrant previously paid $427.80 of this fee for the first $6.0 million of Units with the initial filing of this Registration Statement in December 2010, paid $371.52 with the filing of Amendment No. 1 to this Registration Statement in January 2011, paid $3,029.50 with the filing of Amendment No. 2 to this registration statement in March 2011 and paid $585.37 with the filing of Amendment No. 3 to this registration statement on April 6, 2011.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(5)	Pursuant to Rule 416 under the Securities Act, this registration statement shall be deemed to cover such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Class H warrants and Class I warrants (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PART II

Item 13.  Other Expenses of Issuance and Distribution.

Set forth below is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby. All amounts are estimates except the SEC, NYSE Amex and FINRA fees.

Amount

SEC registration fee	$4,683.02
NYSE Amex fee	40,000
FINRA filing fee	7,000
Printing fees	50,000
Legal fees	225,000
Accounting fees and expenses	75,000
Miscellaneous	1,614.60

Total	$403,297.62

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

The registrant’s article of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, the registrant’s bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Delaware General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws). The registrant maintains director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 15.	Recent Sales of Unregistered Securities.

All common share and per common share information assumes a one-for-10 revenue stock split of our common stock. In December 2007, we completed an offering of our common stock to Immersive Media Corp. We issued 185,185 shares of our common stock for cash at $16.20 per share for an aggregate price of $3,000,000. We also issued 12% promissory notes in the principal amount of $2,000,000 and warrants to purchase 69,764 shares at $10.81 per share in exchange for $2,000,000. This January 2008 transaction (a) involved no general solicitation, and (b) involved only accredited purchasers. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933 (“Securities Act”), as amended.

In March 2008, we completed an offering of our common stock to one shareholder. We issued 389,610 shares of our common stock and warrants to purchase 129,870, 129,870, and 129,870 shares of common stock at an exercise price of $10.80, $17.70 and $20.00 per share, respectively, for cash at an aggregate price of $3,000,000. This March 2008 transaction (a) involved no general solicitation, and (b) involved only accredited purchasers. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act.

In May 2008, we completed an offering of an aggregate of 39,964 shares of our common stock at $16.50 per share to 41 accredited investors (the “Offering”) pursuant to subscription agreements for an aggregate price of

$644,554. The issuance of the securities describe above were exempt from the registration requirements of the Securities Act under Rule 4(2) and Regulation D and the rules thereunder, including Rule 506 insofar as: (1) the purchasers were each an accredited investor within the meaning of Rule 501(a); (2) the transfer of the securities were restricted by us in accordance with Rule 502(d); (3) there were no other non-accredited investors involved in the transaction within the meaning of Rule 506(b); and (4) the offer and sale of the securities was not effected through any general solicitation or general advertising within the meaning of Rule 502(c).

On December 30, 2008, we sold $2.2 million in debentures and warrants through a private placement. We issued to certain purchasers, 10% Secured Convertible Debentures (“December 2008 Debentures”) with an aggregate principal value of $2,200,000. The December 2008 Debentures are currently convertible into shares of $15.40 per share. The conversion price was subject to further adjustment upon certain events. Such purchasers also received Series D Common Stock Purchase Warrants (the “Warrants”). Pursuant to the terms of Warrants, these purchasers are entitled to purchase up to an aggregate 66,667 shares of our common stock at an exercise price of $20.00 per share. The Warrants have a term of five years after the issue date of December 30, 2008. Each of these purchasers represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act for the issuance of these securities.

On May 28, 2009, we issued debentures that are convertible into approximately 60,000 shares of common stock and warrants to purchase 30,000 shares of common stock to certain investors. Each of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act for the issuance of these securities.

On December 30, 2009, we issued to a certain investor (i) debentures that are convertible into approximately 3,500,000 shares of Series A convertible preferred stock (“Preferred Stock”) and warrants to purchase 350,000 shares of common stock and (ii) warrants to purchase up to 350,000 shares of common stock in exchange for cash. In addition, we issued to another investor, an aggregate of 9,370,698 shares of Preferred Stock. 3,055,000 shares of Preferred Stock were issued in exchange for the delivery and cancellation of 10% Secured Convertible Debentures we previously issued to such investor in the principal amount of $2,200,000 and $600,000 plus accrued interest of $255,000; 2,263,750 shares of Preferred Stock were issued in exchange for the delivery and cancellation of Series A, B, C, D, E and F warrants we previously issued to such investor; and 4,051,948 shares of Preferred Stock were issued to satisfy our obligation to issue equity to such investor pursuant to a Securities Purchase Agreement dated on March 24, 2008, as amended on May 28, 2009. The investors represented that each was an “accredited investor” as defined under Rule 501 of the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. We relied upon the exemption from registration as set forth in Section 4(2) of the Securities Act for the issuance of these securities.

During the three months ended March 31, 2010, we raised $905,000 through an equity financing transaction. We issued and sold 905,000 shares of preferred stock. In connection with the financing, we granted warrants to purchase 181,006 shares of common stock, exercisable at $7.00 per share. The warrants are exercisable for five years. Each of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act for the issuance of these securities.

On March 31, 2010, Immersive agreed to extend the note to April 30, 2010. As consideration for extending the note, we agreed to exchange Immersive’s Class A warrants to purchase up to 69,764 shares of our common stock at an exercise price of $10.80 per share and its Class D warrants to purchase up to 25,000 shares of our common stock at an exercise price of $20.00 per share, for Class G Warrants to purchase up to 69,764 and 25,000 shares of our common stock, respectively, each with an exercise price of $7.00 per share. The note and accrued interest were not repaid in full by April 30, 2010. Per the agreement, the maturity date was extended to March 31, 2011 we issued Class G Warrants to purchase up to 104,000 shares of our common stock at an exercise price of $7.00 per share. The interest rate compounded annually was amended to 15%. The terms of the Class G Warrants are substantially similar to prior Class G warrants we issued. The Immersive note and accrued interest were not repaid in full by April 30, 2010. Per the agreement, the maturity date was extended to March 31, 2011 and we issued Class G Warrants to purchase up to 104,000 shares of our common stock at an exercise price of $7.00 per share valued at

$728,000. The interest rate compounded annually was amended to 15%. The terms of the Class G Warrants are substantially similar to prior Class G warrants we issued. The terms of the Class G Warrants are substantially similar to prior Class G warrants we previously issued.

On December 31, 2010, we entered into a Securities Exchange Agreement (the “Exchange Agreement”) with a warrant holder pursuant to which we exchanged 350,000 Class G Warrants into 210,000 shares of our common stock. This investor represented that it was an “accredited” investor as defined under Rule 144 of the Securities Act. We relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act for the issuance of these securities.

Item 16.	Exhibits.

1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on March 15, 2006(1)
3.2	Bylaws adopted April 1, 2006(1)
3.3	Amendment to Bylaws, dated January 16, 2009(5)
3.4	Amendment to Certificate of Incorporation dated November 12, 2009(9)
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A convertible preferred stock dated November 12, 2009(9)
3.6	Form of Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A convertible preferred stock
4.1	Form of Class H Warrant**
4.2	Form of Class I Warrant**
4.3	Form of Share Purchase Option**
4.4	Form of Warrant Agency Agreement**
5.1	Opinion of LKP Global Law, LLP
10.1	2007 Stock Option/Stock Issuance Plan(1)
10.2	Standard Industrial/Commercial Multi-Tenant Lease between Land Associates Trust, E.C. Alsenz, Trustee and T3 Motion, Inc., for 2990 Airway Avenue, Costa Mesa, CA 92626, dated February 14, 2007(1)
10.3	Rent Adjustment, Standard Lease Addendum between Land Associates Trust, E.C. Alsenz, Trustee and T3 Motion, Inc., for 2990 Airway Avenue, Costa Mesa, CA 92626, dated February 14, 2007(1)
10.4	Option to Extend, Standard Lease Addendum between Land Associates Trust, E.C. Alsenz, Trustee and T3 Motion, Inc., for 2990 Airway Avenue, Costa Mesa, CA 92626, dated February 14, 2007(1)
10.5	Addendum to the Air Standard Industrial/Commercial Multi-Tenant Lease between Land Associates Trust, E.C. Alsenz, Trustee and T3 Motion, Inc., for 2990 Airway Avenue, Costa Mesa, CA 92626, dated February 14, 2007(1)
10.6	Standard Sublease Agreement between Delta Motors, LLC and T3 Motion, Inc. for 2975 Airway Avenue, Costa Mesa, CA 92626, dated November 1, 2006(1)
10.7	Form of Distribution Agreement(1)
10.8	Director Agreement between David L. Snowden and T3 Motion, Inc., dated February 28, 2007(1)
10.9	Director Agreement between Steven J. Healy and T3 Motion, Inc., dated July 1, 2007(1)
10.10	Director Indemnification Agreement between Steven J. Healy and T3 Motion, Inc., dated July 1, 2007(1)
10.11	Securities Purchase Agreement between T3 Motion, Inc. and Immersive Media Corp., dated December 31, 2007(1)
10.12	Promissory Note issued to Immersive Media Corp., dated December 31, 2007(1)
10.13	Common Stock Purchase Warrant issued to Immersive Media Corp., dated December 31, 2007(1)
10.14	Investor Rights Agreement between T3 Motion, Inc. and Immersive Media Corp., dated December 31, 2007(1)
10.15	Securities Purchase Agreement between T3 Motion, Inc. and certain Purchasers, dated March 28, 2008(1)
10.16	Registration Rights Agreement between T3 Motion, Inc. and certain Purchasers, dated March 28, 2008(1)
10.17	Geoimmersive Image Data & Software Licensing Agreement between the Company and Immersive Media dated July 9, 2008(2)

10.18	Amendment to Promissory Note issued by the Company in favor of Immersive Media dated as of December 19, 2008(3)
10.19	Securities Purchase Agreement between the Company and Vision Opportunity Master Fund (“Vision”), dated December 30, 2008(4)
10.20	Form of 10% Secured Convertible Debenture due December 30, 2008(4)
10.21	Subsidiary Guarantee, dated December 30, 2008(4)
10.22	Security Agreement, dated December 30, 2008(4)
10.23	Form of Lock-up Agreement, dated December 30, 2008(4)
10.24	Director Offer Letter to Mary S. Schott from Registrant, dated January 16, 2009(5)
10.25	Distribution Agreement, dated November 24, 2008 by and between the Registrant and CT&T(7)
10.26	Settlement Agreement dated as of February 20, 2009 by and between the Registrant on the one hand, and Sooner Cap, Albert Lin and Maddog Executive Services on the other.(7)
10.27	Distribution Agreement dated as of March 20, 2009 by and between the Registrant and Spear International, Ltd.(6)
10.28	Amendment to GeoImmersive Image Data and Software License Agreement by and between the Registrant and Immersive Media dated as of March 16, 2009.(7)
10.29	Securities Purchase Agreement dated as of February 23, 2009 by and between the Registrant and Ki Nam.(7)
10.30	10% Convertible Note issued to Ki Nam(7)
10.31	Form of Series E Common Stock Purchase Warrant issued to Ki Nam(7)
10.32	Amendment to Debenture, Warrant and Securities Purchase Agreement between the Company and Vision(7)
10.33	Securities Purchase Agreement dated as of May 28, 2009 between the Company and Vision(8)
10.34	Form of 10% Secured Convertible Debenture issued to Vision, dated May 28, 2009(8)
10.35	Form of Series E Common Stock Purchase Warrant dated May 28, 2009(8)
10.36	Subsidiary Guarantee dated as of May 28, 2009(8)
10.37	Security Agreement between the Company and Vision dated as of May 28, 2009(8)
10.38	Securities Purchase Agreement dated as of December 30, 2009, between the Company and Vision Opportunity Master Fund, Ltd.(10)
10.39	Form of 10% Secured Convertible Debenture issued to Vision dated December 30, 2009(10)
10.40	Form of Series G Common Stock Purchase Warrant issued December 30, 2009.(10)
10.41	Subsidiary Guarantee dated as of December 30, 2009, by T3 Motion, Ltd.(10)
10.42	Security Agreement dated as of December 30, 2009, among the Company, T3 Motion, Ltd. and Vision Opportunity Master Fund, Ltd.(10)
10.43	Securities Exchange Agreement dated as of December 30, 2009, among the Company, Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, L.P.(10)
10.44	Lock-Up Agreement dated as of December 30, 2009 between the Company and Ki Nam.(10)
10.45	Stockholders Agreement dated as of December 30, 2009, among the Company, Ki Nam, Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, L.P.(10)
10.46	Amendment No. 2 dated as of March 31, 2010 to Immersive Media Promissory Note(11)
10.47	Employment Agreement between the Company and Kelly Anderson effective January 1, 2010 (Portions of the exhibit have been omitted pursuant to the request for confidential treatment)(11)
10.48	2010 Stock Option/Stock Issuance Plan(12)
10.49	Settlement Agreement dated as of July 29, 2010 and executed on August 3, 2010 by and among the Registrant, Ki Nam, Jason Kim and Preproduction Plastics, Inc.(13)
10.50	Employment Agreement by and between the Registrant and Ki Nam dated August 13, 2010 (Portions of the exhibit have been omitted pursuant to a request for confidential treatment)(14)
10.51	Amendment No. 1 to 10% Senior Secured Convertible Debenture dated as of December 31, 2010(15)
10.52	Securities Exchange Agreement dated as of December 31, 2010 between the Company and Vision(15)

10.53	Unsecured Promissory Note dated September 30, 2010 in the principal amount of $1,000,000 issued by the Company to Alfonso G. Cordero and Mercy B. Cordero, Trustees of the Cordero Remainder Trust(16)
10.54	10% Promissory Note dated as of February 24, 2011 in the original principal amount of up to $2.5 million issued to Ki Nam(17)
10.55	Debenture Amendment and Conversion Agreement dated March 31, 2011 by and between the Registrant and Vision Opportunity Master Fund, Ltd.
10.56	Form of Stock Option Agreement for use with 2007 Stock Option/Stock Issuance Plan(18)
10.57	Form of Stock Option Agreement for use with 2010 Stock Option/Stock Issuance Plan(18)
10.58	Form of Preferred Stock Waiver and Conversion Agreement by and among T3 Motion, Inc., Vision Opportunity Master Fund Ltd., Vision Capital Advantage Fund L.P. and Ki Nam
10.59	Form of Registration Rights Agreement
10.60	Form of Lock-up Agreement
14.1	Code of Conduct and Ethics
21.1	List of Subsidiaries(1)
23.1	Consent of KMJ Corbin & Company LLP
23.2	Consent of LKP Global Law, LLP (See Exhibit 5.1)
24.1	Power of Attorney (included on signature page to the registration statement filed on December 15, 2010)

**	Filed herewith

(1)	Filed with the Company’s Registration Statement on Form S-1 filed on May 13, 2008.

(2)	Filed with the Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed on July 14, 2008.

(3)	Filed with the Company’s Current Report on Form 8-K filed on December 31, 2008.

(4)	Filed with the Company’s Current Report on Form 8-K filed on January 12, 2009.

(5)	Filed with the Company’s Current Report on Form 8-K filed on January 20, 2009.

(6)	Filed with the Company’s Current Report on Form 8-K filed on March 26, 2009

(7)	Filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 31, 2009.

(8)	Filed with the Company’s Current Report on Form 8-K filed on June 5, 2009.

(9)	Filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and filed on November 16, 2009.

(10)	Filed with the Company’s Current Report on Form 8-K filed on January 6, 2010.

(11)	Filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010.

(12)	Filed with the Company’s Current Report on Form 8-K filed on July 7, 2010.

(13)	Filed with the Company’s Current Report on Form 8-K filed on August 9, 2010.

(14)	Filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 16, 2010.

(15)	Filed with the Company’s Current Report on Form 8-K filed on January 6, 2011.

(16)	Filed with the Company’s Current Report on Form 8-K filed on January 21, 2011.

(17)	Filed with the Company’s Current Report on Form 8-K filed on March 1, 2011.

(18)	Filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 31, 2011.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i. Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That for determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

4. For determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities of the Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser also different from 8-K:

i. Any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

iv. Any other communication that is an offer in the offering made by the Company to the purchaser.

5. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, in the City of Costa Mesa, State of California on April 8, 2011.

T3 MOTION, INC.

By:	/s/ Ki Nam
Ki Nam
Chief Executive Officer, Chief Financial Officer, and Chairman of the Board

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

	Name	Title	Date

	/s/ Ki Nam Ki Nam	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 8, 2011

	/s/ Kelly J. Anderson Kelly J. Anderson	Chief Financial Officer, President and Executive Vice President (Principal Financial and Accounting Officer)	April 8, 2011

	* David Snowden	Director	April 8, 2011

	* Steven Healy	Director	April 8, 2011

	* Mary S. Schott	Director	April 8, 2011

	* Robert Thomson	Director	April 8, 2011

*By:	/s/ Kelly J. Anderson
Kelly J. Anderson, Attorney-in-fact

EXHIBIT INDEX

1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on March 15, 2006(1)
3.2	Bylaws adopted April 1, 2006(1)
3.3	Amendment to Bylaws, dated January 16, 2009(5)
3.4	Amendment to Certificate of Incorporation dated November 12, 2009(9)
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series A convertible preferred stock dated November 12, 2009(9)
3.6	Form of Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series A convertible preferred stock
4.1	Form of Class H Warrant**
4.2	Form of Class I Warrant**
4.3	Form of Share Purchase Option**
4.4	Form of Warrant Agency Agreement**
5.1	Opinion of LKP Global Law, LLP
10.1	2007 Stock Option/Stock Issuance Plan(1)
10.2	Standard Industrial/Commercial Multi-Tenant Lease between Land Associates Trust, E.C. Alsenz, Trustee and T3 Motion, Inc., for 2990 Airway Avenue, Costa Mesa, CA 92626, dated February 14, 2007(1)
10.3	Rent Adjustment, Standard Lease Addendum between Land Associates Trust, E.C. Alsenz, Trustee and T3 Motion, Inc., for 2990 Airway Avenue, Costa Mesa, CA 92626, dated February 14, 2007(1)
10.4	Option to Extend, Standard Lease Addendum between Land Associates Trust, E.C. Alsenz, Trustee and T3 Motion, Inc., for 2990 Airway Avenue, Costa Mesa, CA 92626, dated February 14, 2007(1)
10.5	Addendum to the Air Standard Industrial/Commercial Multi-Tenant Lease between Land Associates Trust, E.C. Alsenz, Trustee and T3 Motion, Inc., for 2990 Airway Avenue, Costa Mesa, CA 92626, dated February 14, 2007(1)
10.6	Standard Sublease Agreement between Delta Motors, LLC and T3 Motion, Inc. for 2975 Airway Avenue, Costa Mesa, CA 92626, dated November 1, 2006(1)
10.7	Form of Distribution Agreement(1)
10.8	Director Agreement between David L. Snowden and T3 Motion, Inc., dated February 28, 2007(1)
10.9	Director Agreement between Steven J. Healy and T3 Motion, Inc., dated July 1, 2007(1)
10.10	Director Indemnification Agreement between Steven J. Healy and T3 Motion, Inc., dated July 1, 2007(1)
10.11	Securities Purchase Agreement between T3 Motion, Inc. and Immersive Media Corp., dated December 31, 2007(1)
10.12	Promissory Note issued to Immersive Media Corp., dated December 31, 2007(1)
10.13	Common Stock Purchase Warrant issued to Immersive Media Corp., dated December 31, 2007(1)
10.14	Investor Rights Agreement between T3 Motion, Inc. and Immersive Media Corp., dated December 31, 2007(1)
10.15	Securities Purchase Agreement between T3 Motion, Inc. and certain Purchasers, dated March 28, 2008(1)
10.16	Registration Rights Agreement between T3 Motion, Inc. and certain Purchasers, dated March 28, 2008(1)
10.17	Geoimmersive Image Data & Software Licensing Agreement between the Company and Immersive Media dated July 9, 2008(2)
10.18	Amendment to Promissory Note issued by the Company in favor of Immersive Media dated as of December 19, 2008(3)
10.19	Securities Purchase Agreement between the Company and Vision Opportunity Master Fund (“Vision”), dated December 30, 2008(4)
10.20	Form of 10% Secured Convertible Debenture due December 30, 2008(4)
10.21	Subsidiary Guarantee, dated December 30, 2008(4)
10.22	Security Agreement, dated December 30, 2008(4)
10.23	Form of Lock-up Agreement, dated December 30, 2008(4)
10.24	Director Offer Letter to Mary S. Schott from Registrant, dated January 16, 2009(5)
10.25	Distribution Agreement, dated November 24, 2008 by and between the Registrant and CT&T(7)

10.26	Settlement Agreement dated as of February 20, 2009 by and between the Registrant on the one hand, and Sooner Cap, Albert Lin and Maddog Executive Services on the other.(7)
10.27	Distribution Agreement dated as of March 20, 2009 by and between the Registrant and Spear International, Ltd.(6)
10.28	Amendment to GeoImmersive Image Data and Software License Agreement by and between the Registrant and Immersive Media dated as of March 16, 2009.(7)
10.29	Securities Purchase Agreement dated as of February 23, 2009 by and between the Registrant and Ki Nam.(7)
10.30	10% Convertible Note issued to Ki Nam(7)
10.31	Form of Series E Common Stock Purchase Warrant issued to Ki Nam(7)
10.32	Amendment to Debenture, Warrant and Securities Purchase Agreement between the Company and Vision(7)
10.33	Securities Purchase Agreement dated as of May 28, 2009 between the Company and Vision(8)
10.34	Form of 10% Secured Convertible Debenture issued to Vision, dated May 28, 2009(8)
10.35	Form of Series E Common Stock Purchase Warrant dated May 28, 2009(8)
10.36	Subsidiary Guarantee dated as of May 28, 2009(8)
10.37	Security Agreement between the Company and Vision dated as of May 28, 2009(8)
10.38	Securities Purchase Agreement dated as of December 30, 2009, between the Company and Vision Opportunity Master Fund, Ltd.(10)
10.39	Form of 10% Secured Convertible Debenture issued to Vision dated December 30, 2009(10)
10.40	Form of Series G Common Stock Purchase Warrant issued December 30, 2009.(10)
10.41	Subsidiary Guarantee dated as of December 30, 2009, by T3 Motion, Ltd.(10)
10.42	Security Agreement dated as of December 30, 2009, among the Company, T3 Motion, Ltd. and Vision Opportunity Master Fund, Ltd.(10)
10.43	Securities Exchange Agreement dated as of December 30, 2009, among the Company, Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, L.P.(10)
10.44	Lock-Up Agreement dated as of December 30, 2009 between the Company and Ki Nam.(10)
10.45	Stockholders Agreement dated as of December 30, 2009, among the Company, Ki Nam, Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, L.P.(10)
10.46	Amendment No. 2 dated as of March 31, 2010 to Immersive Media Promissory Note(11)
10.47	Employment Agreement between the Company and Kelly Anderson effective January 1, 2010 (Portions of the exhibit have been omitted pursuant to the request for confidential treatment)(11)
10.48	2010 Stock Option/Stock Issuance Plan(12)
10.49	Settlement Agreement dated as of July 29, 2010 and executed on August 3, 2010 by and among the Registrant, Ki Nam, Jason Kim and Preproduction Plastics, Inc.(13)
10.50	Employment Agreement by and between the Registrant and Ki Nam dated August 13, 2010 (Portions of the exhibit have been omitted pursuant to a request for confidential treatment)(14)
10.51	Amendment No. 1 to 10% Senior Secured Convertible Debenture dated as of December 31, 2010(15)
10.52	Securities Exchange Agreement dated as of December 31, 2010 between the Company and Vision(15)
10.53	Unsecured Promissory Note dated September 30, 2010 in the principal amount of $1,000,000 issued by the Company to Alfonso G. Cordero and Mercy B. Cordero, Trustees of the Cordero Remainder Trust(16)
10.54	10% Promissory Note dated as of February 24, 2011 in the original principal amount of up to $2.5 million issued to Ki Nam(17)
10.55	Debenture Amendment and Conversion Agreement dated as of March 31, 2011 by and between the Registrant and Vision Opportunity Master Fund, Ltd.
10.56	Form of Stock Option Agreement for use with 2007 Stock Option/Stock Issuance Plan(18)
10.57	Form of Stock Option Agreement for use with 2010 Stock Option/Stock Issuance Plan(18)
10.58	Form of Preferred Stock Waiver and Conversion Agreement by and among T3 Motion, Inc., Vision Opportunity Master Fund Ltd., Vision Capital Advantage Fund L.P. and Ki Nam
10.59	Form of Registration Rights Agreement
10.60	Form of Lock-up Agreement
14.1	Code of Conduct and Ethics
21.1	List of Subsidiaries(1)

23.1	Consent of KMJ Corbin & Company LLP
23.2	Consent of LKP Global Law, LLP (See Exhibit 5.1)
24.1	Power of Attorney (included on signature page to the registration statement filed on December 15, 2010)

**	Filed herewith

(1)	Filed with the Company’s Registration Statement on Form S-1 filed on May 13, 2008.

(2)	Filed with the Company’s Amendment No. 1 to the Registration Statement on Form S-1 filed on July 14, 2008.

(3)	Filed with the Company’s Current Report on Form 8-K filed on December 31, 2008.

(4)	Filed with the Company’s Current Report on Form 8-K filed on January 12, 2009.

(5)	Filed with the Company’s Current Report on Form 8-K filed on January 20, 2009.

(6)	Filed with the Company’s Current Report on Form 8-K filed on March 26, 2009

(7)	Filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 31, 2009.

(8)	Filed with the Company’s Current Report on Form 8-K filed on June 5, 2009.

(9)	Filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and filed on November 16, 2009.

(10)	Filed with the Company’s Current Report on Form 8-K filed on January 6, 2010.

(11)	Filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 17, 2010.

(12)	Filed with the Company’s Current Report on Form 8-K filed on July 7, 2010.

(13)	Filed with the Company’s Current Report on Form 8-K filed on August 9, 2010.

(14)	Filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 16, 2010.

(15)	Filed with the Company’s Current Report on Form 8-K filed on January 6, 2011.

(16)	Filed with the Company’s Current Report on Form 8-K filed on January 21, 2011.

(17)	Filed with the Company’s Current Report on Form 8-K filed on March 1, 2011.

(18)	Filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 31, 2011.